UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Transcat, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRANSCAT, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet ●Go to www.envisionreports.com/TRNS ●Or scan the QR code with your smartphone. ●Follow the steps outlined on the secure website.

Vote by telephone
●Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.
●Outside USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.
●Follow the instructions provided by the recorded message.

Annual Meeting Notice of Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for Transcat, Inc.’s
Annual Meeting to be held on Wednesday, September 12, 2018 at 12:00 p.m. Eastern Time, at our corporate headquarters, 35 Vantage Point Drive, Rochester, NY 14624

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for Transcat, Inc.’s Annual Meeting are available on the internet. Follow the instructions below to view the materials and vote online or request a copy. The proposals to be voted on are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Annual Report on Form 10-K and Notice of 2018 Annual Meeting and Proxy Statement are available at:

www.envisionreports.com/TRNS

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: To view and/or print the materials, go to www.envisionreports.com/TRNS.
Step 2: To vote, go to www.envisionreports.com/TRNS and click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

You can also help the environment by consenting online to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before September 2, 2018 to facilitate timely delivery.

Notice of Annual Meeting of Shareholders

The annual meeting of shareholders of Transcat, Inc. will be held at our corporate headquarters, located at 35 Vantage Point Drive, Rochester, New York 14624, on Wednesday, September 12, 2018 at 12:00 p.m. Eastern Time, for the following purposes:

1.	To elect three directors;
2.	To approve, on an advisory basis, the compensation paid to our named executive officers (“say-on-pay”);
3.	To ratify the selection of Freed Maxick CPAs, P.C. as our independent registered public accounting firm for the fiscal year ending March 30, 2019; and
4.	To transact such other business as may properly come before the annual meeting or any adjournment of the meeting.

The board of directors recommends you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

Our board of directors has fixed the close of business on July 18, 2018 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting and at any adjournment of the annual meeting.

By Order of the Board of Directors
Lee D. Rudow
President and Chief Executive Officer

Rochester, New York
July 26, 2018

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the annual meeting, please bring this notice and identification with you. Directions to attend the Annual Meeting where you may vote in person can be found in our Proxy Statement, which can be viewed at www.envisionreports.com/TRNS.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the internet, telephone or e-mail options below.

E-mail copies: Current and future e-mail delivery requests must be submitted via the internet following the instructions below. If you request an e-mail copy of current materials you will receive an e-mail with a link to the materials rather than a file attachment.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy statement, annual report and form of proxy.

→	Internet – Go to www.envisionreports.com/TRNS. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current proxy materials and submit your preference for e-mail or paper delivery of future proxy materials.

→	Telephone – Call, free of charge, at 1-866-641-4276. Follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→	Email – Send an e-mail to investorvote@computershare.com with “Proxy Materials Transcat, Inc.” in the subject line. In the message, include your full name and address, the number located in the shaded bar on the reverse side and state that you want to receive a paper copy of current and/or future proxy materials.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by September 2, 2018.